Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 7 to the Registration Statement on Form F-10 (the “Registration Statement”) of Alamos Gold Inc. filed with the Securities and Exchange Commission on March 18, 2013 of our report dated February 22, 2013 relating to the consolidated financial statements of Alamos Gold Inc. as at December 31, 2012 and 2011, and for the years then ended. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

(Signed) ERNST & YOUNG LLP
Toronto, Canada	Chartered Accountants
March 18, 2013	Licensed Public Accountants